Exhibit 10.2

AMENDMENT NO. 1 TO

SHAREHOLDER SUPPORT AGREEMENT

August 10, 2021

This Amendment No. 1 to Shareholder Support Agreement (this “Amendment”) is entered into, effective as of August 10, 2021, by and between Ampco-Pittsburgh Corporation, a Pennsylvania corporation (the “Company”) and Altor Fund II GP Limited, a company duly incorporated and organized under the laws of Jersey, as general partner of Altor Fund II (No. 1) Limited Partnership, Altor Fund II (No. 2) Limited Partnership and Altor Fund II (No. 3) Limited Partnership and as investment manager to Altor Fund II (No. 4) Limited (“Altor”).

In connection with the foregoing, the Company and Altor wish to amend that certain Shareholder Support Agreement, dated as of March 3, 2016 (the “Agreement”), by and between the Company and Altor through this Amendment to remove the right of Altor to designate one nominee to the Company’s board of directors and to make certain other changes to the Agreement with effect on and after the date hereof.

1.	Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

2.	Amendments of the Agreement.

(a)

The defined term “Altor Nominee Termination Event” under Article I of the Agreement, including any subsequent references thereto, is hereby amended and restated to “Altor Voting Agreement Termination Event”.

(b)	The defined term “Altor Observer Termination Event” under Article I of the Agreement, is hereby amended and restated as follows:

“Altor Observer Termination Event” shall be deemed to occur if as of the earlier of (x) the end of any Business Day, the Altor Group Beneficially Owns, in the aggregate, less than 444,151 Shares and (y) the end of any Business Day on which an Altor Investor or any of its Representatives requests in writing that the Company withhold from the Altor Board Observer any Withheld Confidential Information pursuant to Section 2.4(d) hereof.

(c)	The definition of “Board” under Article I of the Agreement, including any subsequent references thereto, is hereby amended and restated as follows:

“Board” means the Company’s board of directors.

(d)	The definition of “Confidential Information” under Article I of the Agreement, including any subsequent references thereto, is hereby amended and restated as follows:

“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of an Altor Investor or their respective Representatives from Ampco or its Representatives, the Beneficial Ownership of Shares, or through the rights granted pursuant hereto (including all information the Altor Board Observer (in his or her capacity as such) receives from the Company), other than information which (a) was or becomes generally available to the public other than as a result of a breach of this Agreement by an Altor Investor or any of their respective Representatives, (b) was or becomes available to an Altor Investor or any of their respective Representatives on a non-confidential basis from a source other than the Company or its Representatives, or any other Altor Investor or its Representatives, as the case may be, provided, that the source thereof is not known by such Altor Investor or such of their respective Representatives to be bound by an obligation of confidentiality, or (c) is independently developed by an Altor Investor or its Representatives without the use of any such information that would otherwise be Confidential Information hereunder. Subject to clauses (a)-(c) above, Confidential Information also includes all non-public information previously provided by the Company or its Representatives under the provisions of any confidentiality agreement between the Company, any Altor Investor or their respective Affiliates or Representatives, including all information, documents and reports referred to thereunder, or otherwise.”

(e)	Article II, Section 2.1 of the Agreement is hereby stricken in its entirety and replaced with the text “[Reserved]”.

(f)	The second and third sentences of Article II, Section 2.2(a) of the Agreement are hereby amended and restated as follows:

“The current Altor Board Observer, as of the date of this Amendment, is Jens Browaldh. In the event Jens Browaldh or any successor observer appointed in accordance with this Section 2.2(a) is unable to continue to serve in such role or in the event Jens Browaldh or any successor observer appointed in accordance with this Section 2.2(a) ceases to be employed by, or a partner of, Altor or any of its Affiliates, the Altor Group will be entitled to designate a new individual to fill the resulting observer vacancy and, subject to the provisions of Section 2.2(c) and (d), such individual shall then be deemed the Altor Board Observer for all purposes hereunder.”

(g)	Article II, Section 2.4(a) of the Agreement is hereby amended and restated as follows:

“In furtherance of and not in limitation of any other similar agreement that any member of the Altor Group or any of its Representatives or Affiliates may have with the Company or its Subsidiaries, each Altor Investor hereby agrees that all Confidential Information with respect to the Company, its Subsidiaries, and its and their respective businesses, finances, and operations shall be kept confidential by them and the Altor Board Observer, and shall not be disclosed by them or the Altor Board Observer in any manner whatsoever, except as expressly permitted by Section 2.4(b).”

(h)	Article II, Section 2.4(b)(i) of the Agreement is hereby amended to remove reference to “the Altor Nominee”.

(i)	Article II, Section 2.4 of the Agreement is hereby amended to add Section (d) as follows:

(d) Notwithstanding the foregoing, an Altor Investor or any of its Representatives may request in writing that the Company withhold from the Altor Board Observer any Confidential Information with respect to the Company, its Subsidiaries, and its and their respective businesses, finances, and operations, to the extent specifically requested to be withheld by the Altor Investor or any of its Representatives (the “Withheld Confidential Information”). In such case, the Company hereby agrees that it will comply with such request through prompt written notice and shall thereafter not disclose in any matter whatsoever to the Altor Board Observer any such Withheld Confidential Information, unless and until an Altor Investor or any of its Representatives requests in writing that the Company no longer withhold such Withheld Confidential Information from the Altor Board Observer. The Altor Board Observer hereby agrees that if an Altor Investor or any of its Representatives requests in writing that the Company withhold from the Altor Board Observer any Confidential Information, the Company may take whatever measures it deems appropriate to avoid the disclosure of the Withheld Confidential Information to the Altor Board Observer, including disallowing access by the Altor Board Observer to meetings of the Board or to materials distributed to or otherwise made available to members of the Board.

(j)	Article III, Section 3.3(a)(viii) of the Agreement is hereby amended to remove reference to “the Altor Nominee”.

(k)	Article VI, Section 6.3(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

(i) if to the Company, to:

Name:	Ampco-Pittsburgh Corporation
Attention:	Melanie Sprowson, Secretary
Address:	726 Bell Avenue, Suite 301
P.O. Box 457
Carnegie, PA 15106, USA
Email:	MSprowson@ampcopgh.com

with a copy (which shall not be considered notice), to:

Name:	Cozen O’Connor
Attention:	Jeremy G. Garvey
Address:	One Oxford Center
301 Grant Street, 41st Floor
Pittsburgh, Pennsylvania 15219, USA
Email:	jgarvey@cozen.com
Fax:	+1 (412) 275-2390

(l)	Article VI, Section 6.3(a)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

(ii) if to any Altor Investor, to:
Name:	Altor Fund II GP Limited
Attention:	Charles Perchard
Address:	11-15 Seaton Place
St Helier
Jersey JE4 OQH
Channel Islands
Email:	altor@aztecgroup.co.uk
Fax:	+44 1534 833 033

with a copy (which shall not be considered notice), to:
Name:	White & Case Advokat AB
Attention:	Johan Steen
Address:	Biblioteksgatan 12, Box 5573
SE-114 85 Stockholm, Sweden
Email:	johan.steen@whitecase.com
Fax:	+46 8 611 21 22

3.	No Other Amendments. Except to the extent expressly modified by this Amendment, the Agreement remains in full force and effect.

4.	Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania.

5.

Counterparts. This Amendment may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

6.	Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officer or officers as of the date first above written.

Very truly yours,

AMPCO-PITTSBURGH CORPORATION

By:	/s/ Rose A. Hoover
Name: Rose A. Hoover
Title: President and Chief Administrative Officer

Confirmed as of the date first above mentioned.

ALTOR:

ALTOR FUND II GP LIMITED,

AS GENERAL PARTNER OF ALTOR FUND II (NO. 1) LIMITED PARTNERSHIP, ALTOR FUND II (NO. 2) LIMITED PARTNERSHIP AND ALTOR FUND (NO. 3) LIMITED PARTNERSHIP AND AS INVESTMENT MANAGER TO ALTOR FUND II (NO. 4) LIMITED

By:	/s/ Charles Perchard
Name: Charles Perchard
Authorised Signatory

By:	/s/ Guna Gunasekaran
Name: Guna Gunasekaran
Authorised Signatory

[Signature Page to Amendment No. 1 to Shareholder Support Agreement]